Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of transferable rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Federal-Mogul Corporation (“Federal-Mogul”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Daylight Time, June 26, 2013, the last business day prior to the scheduled expiration date of the rights offering of June 27, 2013, unless Federal-Mogul extends the offering period. All Rights not exercised prior to 5.00 p.m., Eastern Daylight Time on June 27, 2013 shall be null and void.

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you as record holder for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated June 7, 2013 (together with the accompanying base prospectus, the “Prospectus”) and the related “Instructions as to Use of Federal-Mogul Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

(a)	EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for:

             (No. of shares of Common Stock) x $9.78 (Subscription Price) = $             (Payment)

To determine No. of shares of Common Stock above, multiply the number of Rights you wish to exercise by 0.51691 and round down to the nearest whole share of Common Stock.

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE*: If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of Common Stock pursuant to your Over-Subscription Privilege:

I subscribe for:

             (No. of shares of Common Stock) x $9.78 (Subscription Price) = $             (Payment)

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $ (the total of (a) and (b))

*	The Over-Subscription Privilege may be exercised only up to the number of shares purchased under the Basic Subscription Privilege and subject to the limitation that, if any Over-Subscription Privileges are exercised, Federal-Mogul will not issue a number of shares in excess of 51,124,744 shares of Common Stock pursuant to the exercise of Basic Subscription Privileges and Over-Subscription Privileges.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $             from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account                  Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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